                                                                    Exhibit 10.1

                         SUBLEASE TERMINATION AGREEMENT

     THIS LEASE TERMINATION AGREEMENT (the "AGREEMENT") made this 4th day of April, 2000 between NEW BOSTON ALEWIFE LIMITED PARTNERSHIP, with a principal place of business at One Longfellow Place, Suite 3612, Boston, Massachusetts 02114 ("LANDLORD") and ALLAIRE CORPORATION, with a principal mailing address of One Alewife Center, Cambridge, Massachusetts 02138 ("TENANT").

     WHEREAS, pursuant to a lease dated October 1, 1997, as amended by a First Amendment of Lease dated September 28, 1998, (the lease as amended hereinafter referred to as the "LEASE") between Tenant and Landlord's predecessor-in-interest Robert Sorrentino and David R. Vickery, as Trustees of One Alewife Center Realty Trust, Tenant leases approximately 53,928 square feet of space (the "PREMISES") in a building known as One Alewife Center, Cambridge, (hereinafter called the "BUILDING");

     WHEREAS, the interest of Robert Sorrentino and David R. Vickery, as Trustees of One Alewife Center Realty Trust under the Lease has been assigned to Landlord;

     WHEREAS, Landlord and Tenant now desire to terminate the Lease prior to the normal expiration date of the term thereof, but only in accordance with the terms and conditions of this Lease Termination Agreement;

     WHEREAS, Landlord is currently under negotiations with NetGenesis Corp. ("NETGENESIS") to enter a new lease for the Premises;

     NOW THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by both parties hereto, it is agreed as follows:

     1. The Lease shall terminate on the date which is thirty (30) days from receipt of written notice from Tenant to Landlord of its intention to vacate the Premises, such termination date to be no earlier than July 1, 2000 or later than August 15, 2000 (hereinafter referred to as the "EFFECTIVE TERMINATION DATE"), and Tenant shall vacate the Premises and remove its goods and effects therefrom, and shall otherwise quit and surrender the Premises in a neat and clean condition and in good order, condition and repair, in the same condition as of the commencement date of the Lease or as put into during the term of the Lease, reasonable wear and tear and damage due to casualty excepted, all as required by the Lease and in addition, shall surrender to Landlord eight (8) two-ton supplemental air conditioning wall units, as more fully described in Exhibit A, in good order, condition and repair. Tenant hereby covenants that it will make no additions or alterations in the Premises after the execution hereof, without the prior written consent of Landlord. In the event that Tenant fails to deliver notice of termination as provided herein, the Effective Date of termination shall be August 15, 2000.

     2. Tenant shall remain liable for the payment of all Basic Rent and Additional Rent and any and all sums due under the Lease through the Effective Termination Date and shall continue to perform all other terms, conditions and covenants required to be performed by Tenant under or on account of the Lease, through and including the Effective Termination Date. Subsequent to the Effective Termination Date, Tenant's sole and exclusive liability under or on account of the Lease shall be only as expressly set forth hereinafter.

     3. Upon the Effective Termination Date Tenant shall pay Landlord the sum of $253,248.63 (the "TERMINATION FEE").

     4. Except as to such rights, claims and obligations as may be created or otherwise preserved by this Agreement (including, without limitation, the obligation of Tenant to pay Rent and Additional Rent through the Effective Termination Date as provided in Paragraph 2 and the payment of the Termination Fee as provided in Paragraph 3), and except for indemnifications by Tenant and Landlord set forth in the Lease which expressly survive the expiration or termination of the Lease, on the Effective Termination Date, Landlord and Tenant each hereby releases, remises and forever discharges the other from (A) all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, damages, and all claims and liabilities arising out of, connected with or incidental to the Lease or the Premises to the extent same relate to events or occurrences through the Effective Termination Date; and (B) the performance of the terms, covenants and conditions of the Lease accruing from and after the Effective Termination Date. Notwithstanding the foregoing, Landlord agrees to surrender the Letter of Credit and any cash security deposit being held by Landlord pursuant to the Lease to Tenant within fifteen (15) days after the Effective Termination Date, provided Tenant performs all of its obligations under the Lease and this Agreement.

     5. This Lease Termination Agreement is expressly subject to the occurrence of, and/or strict compliance by Tenant and Landlord, the following conditions precedent: (a) approval by Fleet Bank N.A. mortgagee of Landlord for the transaction contemplated hereby; (b) the full and final execution and delivery of a lease for the Premises by and between Landlord and NetGenesis as tenant; and (c) the execution by Tenant and delivery to Landlord of this Agreement. In the event that all the conditions precedent as herein stated have not been satisfied by April 4, 2000, Landlord or Tenant shall have the right by written notice to the other party to terminate this Agreement prior to the date of satisfaction of all conditions precedent, in which case this Agreement shall be null and void and of no force and effect and the Lease shall continue in full force and effect and Tenant shall not be released from any of its obligations thereunder.

     6. This Agreement is binding upon and shall inure to the benefit of the Landlord and Tenant, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors-in-interest and shareholders.

     7. All notices given hereunder shall be in writing and shall be sent by a national overnight delivery service with priority mailing, such as Federal Express, which provides proof of delivery, as follows:

                           (a)  TO TENANT
                                If prior to the Effective Termination Date:

                                Allaire Corporation
                                One Alewife Center
                                Cambridge, Massachusetts 02140
                                Attn: Chief Financial Officer

                                If on or after the Effective Termination Date:

                                Allaire Corporation
                                One Riverside Center
                                Newton, Massachusetts 02464
                                Attn: Chief Financial Officer

                           (b)  TO LANDLORD:

                                New Boston Alewife Limited Partnership
                                One Longfellow Place, Suite 3612
                                Boston, Massachusetts 02114

     8. The obligations contained herein on the part of Landlord are solely those of New Boston Alewife Limited Partnership and no partner, general or limited shall have any liability on account thereof.

     9. This Lease Termination Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

              [THE REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK.
                           SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the parties have set their hands and seals as of the date first written above.


                                 ALLAIRE CORPORATION


                                 By: /s/ David A. Gerth
                                    -------------------------------------------
                                    David A. Gerth, its Chief Financial Officer
                                    and Vice President for Operations and
                                    Finance, duly authorized


                                 NEW BOSTON ALEWIFE
                                 LIMITED PARTNERSHIP


                                 By: New Boston Fund IV, Inc.
                                     Its General Partner




                                 By: /s/ Jerome L. Rappaport, Jr.
                                    -------------------------------------------
                                    Jerome L. Rappaport, Jr.
                                    Its President